Exhibit 10.3

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Execution Version

INVESTOR AGREEMENT

By and Between

PFIZER INC.

AND

ARVINAS, INC.

Dated as of July 21, 2021

TABLE OF CONTENTS

1. Definitions	1

2. Standstill	3

3. Miscellaneous	6

3.1 Governing Law; Submission to Jurisdiction	6

3.2 Waiver	6

3.3 Notices	6

3.4 Entire Agreement	6

3.5 Amendments	7

3.6 Headings; Nouns and Pronouns; Section References	7

3.7 Severability	7

3.8 Assignment	7

3.9 Successors and Assigns	7

3.10 Counterparts	7

3.11 Third Party Beneficiaries	8

3.12 No Strict Construction	8

3.13 Remedies	8

3.14 Specific Performance	8

3.15 No Conflicting Agreements	8

3.16 Use of Proceeds	8

3.17 No Publicity	8

3.18 Limitation of Liability	9

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of July 21, 2021, by and between Pfizer Inc. (the “Investor”), a Delaware corporation with its principal place of business at 235 East 42nd Street, New York, NY 10017, and Arvinas, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 5 Science Park, 395 Winchester Ave., New Haven, CT 06511.

WHEREAS, the Stock Purchase Agreement, dated as of even date herewith, by and between the Investor and the Company (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares (such shares, the “Purchased Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates; and

WHEREAS, concurrently with the execution of the Purchase Agreement, the Company and the Investor entered into the Collaboration Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with an individual, corporation, association or other business entity in question, but only for so long as such control will continue. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation, association or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

(b) “Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(c) “Beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(d) “Business Day” shall mean a day other than (a) a Saturday or a Sunday, or (b) a bank or other public holiday in New Haven, Connecticut or the State of New York, United States.

(e) “Change of Control” shall mean (i) the acquisition of beneficial ownership, directly or indirectly, by any Third Party of securities or other voting interests of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities or other voting interests; (ii) any merger, consolidation or business combination involving the Company with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of voting securities or other voting interests of the Company immediately prior to such merger, consolidation or other business combination ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, consolidation or business combination; (iii) any sale, lease, exchange, contribution or other transfer to a Third Party (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company).

(f) “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(g) “Collaboration Agreement” shall have the meaning set forth in the Purchase Agreement.

(h) “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(i) “Common Stock Equivalents” shall mean any options, restricted stock units, warrants or other securities or rights convertible into or exercisable, exchangeable or settleable for, whether directly or following conversion into or exercise, exchange or settlement for other options, restricted stock units, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

(j) “Company” shall have the meaning set forth in the Preamble to this Agreement.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(m) “Law” shall mean any law, statute, rule, regulation, order, judgment or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

(n) “Modified Clause” shall have the meaning set forth in Section 3.7.

(o) “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(p) “Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

(q) “Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(r) “SEC” shall mean the U.S. Securities and Exchange Commission.

(s) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(t) “Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

2. Standstill.

2.1 During the period from and after the date hereof until the second (2nd) anniversary of the date hereof (the “Standstill Period”), neither Investor nor any of its Affiliates shall (and Investor shall cause its Affiliates not to), except as expressly approved or invited in writing by the Company,

(a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities, derivatives or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, other than the Purchased Shares;

(b) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company, or call or seek to call any special meeting of stockholders of the Company or nominate or seek to nominate for election any director to the board of directors of the Company;

(c) propose (X) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (Y) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(d) directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person in respect of the Company’s assets or businesses; or

(e) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of the foregoing activities.

2.2 Notwithstanding Section 2.1 hereof, Investor and its Affiliates may own (and may acquire shares or other ownership interests in) any mutual fund or similar entity that owns the Company securities; provided that Investor and its Affiliates own, in the aggregate, less than 5% of such mutual fund or similar entity and do not exercise control over the management or policies of such entity. The provisions set forth in Section 2.1 shall not prohibit passive investments by a pension or employee benefit plan or trust for Investor’s or its Affiliates’ employees so long as such investments are directed by independent trustees, administrators or employees to whom none of the Company’s Information (as defined in the Collaboration Agreement) has been disclosed.

2.3 Notwithstanding anything to the contrary herein, the Standstill Period shall terminate automatically upon:

(a) any person (A) becoming the beneficial owner (within the meaning of Section 13(d) 1) of the Exchange Act ) of [**]% or more of the Company’s outstanding equity securities, (B) commencing or publicly announcing an intention to commence a tender or exchange offer that, if consummated, would make such person (or any of its Affiliates) the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of [**]% or more of the Company’s equity securities, or any rights or options to acquire such ownership, including from a third party, or (C) making an offer or proposal which if effected would result in a business combination, which offer or proposal is made public. unless the Company files a recommendation statement on Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement) under Rule 14D-9 of the Exchange Act (or such successor provision) with the SEC [**] following commencement of such offer advising the Company’s stockholders to reject such offer (provided that if any transaction contemplated by such offer is terminated or abandoned, then the provisions of this Section 15.7(c)(i) shall again become effective); or

(b) the Company (A) entering into or publicly announcing its intention to enter into a definitive agreement with a third party to effectuate a business combination or any transaction which will result in the acquisition, directly or indirectly, by any person or group of beneficial ownership of at least [**]% of the Company’s outstanding equity securities or (B) announcing (including through an agent or representative) the Company’s or its Board of Directors’ approval or recommendation of any such business combination.

For purposes of this Agreement, each of the events described in clauses (a) and (b) of this Section 2.3 is a “Trigger Event”. The expiration or termination of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

2.4 The Company represents and warrants that it does not have in effect a confidentiality agreement entered into in connection with potential business combination discussions that contains no standstill provisions or standstill provisions less restrictive than those included in this Section 2. If during the Standstill Period, the Company enters into any confidentiality or similar agreement with any other party (the “Counterparty”) that relates to a transaction that could reasonably be expected to result in a Trigger Event and that either (i) does not contain a standstill obligation on the part of such Counterparty or (ii) contains standstill provisions that are less restrictive upon the Counterparty than the standstill provisions set forth in this Agreement, the Company shall promptly offer to eliminate or amend (as the case may be) the standstill provisions set forth in this Agreement to be in a form substantially identical to the standstill provisions contained in such other agreement.

2.5 Except as expressly set forth in this Section 2, nothing in this Agreement, the Purchase Agreement or the Collaboration Agreement (including, but not limited to, the restrictions on the disclosure and use of information set forth therein, provided that any disclosure or use of information by Investor does not otherwise result from a breach of this Section 2.5) shall restrict or prohibit Investor or any of its Affiliates from taking any action described in Section 2.1.

2.6 Investor and its Affiliates shall not be restricted from taking any of the actions contemplated by Section 2.1 after the expiration or termination of the Standstill Period, subject in all cases to the other provisions of this Agreement.

2.7 Investor agrees not to publicly request or otherwise publicly disclose that the Company amend or waive any provision of Section 2 (including this Section 2.7); provided, that nothing contained in this Agreement shall prevent Investor from making confidential communications to the Company’s Chief Executive Officer and/or its Board of Directors (including, without limitation, a confidential proposal to acquire the Company or a confidential request to amend or waive any provision of this Section 2.7, in each case that does not result in public disclosure by Investor of the making of such proposal or request). If at any time Investor is approached by any third party concerning its or such Third Party’s participating in any of the types of matters referred to in this Section 2.7, Investor will not communicate with such third party concerning such participation.

3. Miscellaneous.

3.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 3.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

3.2 Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision, except with respect to an express written or signed waiver relating to a particular matter for a particular period of time. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

3.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be (i) delivered personally, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, (iii) sent via an internationally-recognized overnight courier service or (iv) sent by facsimile transmission or electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via an internationally-recognized overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile or electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.

3.4 Entire Agreement. This Agreement, the Purchase Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as specifically set forth in this Agreement, the Investor Agreement and the Collaboration Agreement.

3.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

3.6 Headings; Nouns and Pronouns; Section References. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

3.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and make a good faith effort to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

3.8 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company, in whole or in part, without the prior written consent of the other party; provided however the Investor may assign this Agreement to an Affiliate without the Company’s prior written consent.

3.9 Successors and Assigns. Any permitted successor or assignee of rights or obligations hereunder shall, in a writing to the other party, expressly assume performance of such rights or obligations (and in any event, any party assigning this Agreement to an Affiliate shall remain bound by the terms and conditions hereof). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered shall be deemed to be original signatures, shall be valid and binding upon the parties, and, upon delivery, shall constitute due execution of this Agreement.

3.11 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

3.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

3.13 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

3.14 Specific Performance. The Company and the Investor hereby acknowledge that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which may be difficult to ascertain or estimate. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief.

3.15 No Conflicting Agreements. The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to the Investor that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into any agreement, or approve any amendment to its charter or by-laws or similar organizational documents of the Company with respect to its securities, that conflicts with the rights granted to the Investor in this Agreement which have not expired or been terminated in accordance with the terms hereof. The Company further represents and warrants that the rights granted to the Investor hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

3.16 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares for research and development and other working capital purposes and shall not use such proceeds for the redemption of any shares of Common Stock or for the payment of any dividends on shares of Common Stock.

3.17 No Publicity. The parties hereto agree that the provisions of Section 12.4 of the Collaboration Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by the Purchase Agreement and the Collaboration Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 12.4 of the Collaboration Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

3.18 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 3.18 IS INTENDED TO OR SHALL LIMIT OR RESTRICT DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

PFIZER INC.

By:	/s/ John DeYoung
Name: John DeYoung
Title: Vice President

ARVINAS, INC.

By:	/s/ John Houston
Name: John Houston
Title: CEO and President

[Signature Page to Investor Agreement]